Portfolio Update Meeting May 26, 2022 Exhibit 99.1

W W W . K B S . C O M The information contained herein should be read in conjunction with, and is qualified by, the information in KBS Growth & Income Real Estate Investment Trust’s (the “Company,” or "KBS Growth & Income REIT,” or "KBS G&I REIT”) Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”), and in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022 (the “Quarterly Report”), including the “Risk Factors” contained therein. For a full description of the limitations, methodologies and assumptions used to value KBS G&I REIT’s assets and liabilities in connection with the calculation of KBS G&I REIT’s estimated value per share, see KBS G&I REIT’s Current Report on Form 8-K dated December 6, 2021 (the “Valuation 8-K”). Important Disclosures 2 Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, has had a negative impact on the economy and business activity globally. The extent to which the COVID-19 pandemic impacts the Company’s operations and those of its tenants, will depend on future developments, which remain uncertain and cannot be predicted with confidence, including among other developments, potential changes in customer behavior, such as the continued social acceptance, desirability and perceived economic benefits of work-from-home arrangements, resulting from the COVID-19 pandemic, which could materially and negatively impact the future demand for office space, resulting in slower overall leasing and an adverse impact to the Company’s operations. In addition, the timing in which the Company may be able to implement a liquidation strategy will be affected. Forward-Looking Statements

W W W . K B S . C O M Important Disclosures The Company may fund distributions from any source including, without limitation, from offering proceeds or borrowings. Distributions paid through March 31, 2022 have been funded in part with cash flow from operating activities, from the proceeds from the sale of real estate and in part with debt financing, including advances from the Company’s advisor. In addition, distributions have been funded with cash resulting from the advisor’s waiver and deferral of its asset management fee. There are no guarantees that the Company will continue to pay distributions or that distributions at the current rate are sustainable. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated NAV per share. With respect to the NAV per share, the appraisal methodology used for the appraised properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the appraised properties, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Company’s advisor and the Company, are the respective party’s best estimates as of September 30, 2021, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties and the estimated value per share. The estimated value per share does not take into account developments in our portfolio or the markets since September 30, 2021, including the uncertainty as a result of the COVID-19 pandemic, changes in global and national economic and market conditions and the local economic conditions where our properties are located, increasing interest rates and inflation, all of which may negatively impact the value of the Company’s investments. The Company is developing a formal plan of liquidation for approval by its board of directors and submission to the stockholders. Although board of directors expects to approve the sale of all of the Company’s assets and its dissolution pursuant to a plan of liquidation and submit such plan to the stockholders for approval, the Company can give no assurance that the board of directors and/or its stockholders will approve a plan of liquidation, or if approved, that the Company will be able to successfully implement a plan of liquidation and sell its assets, pay its debts and distribute the net proceeds from liquidation to the stockholders as it intends. Given the uncertainty and current business disruptions as a result of the outbreak of COVID-19, the Company’s implementation of a plan of liquidation, if approved by the board of directors and/or stockholders, may be materially and adversely impacted. These statements herein also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; the Company’s ability to sell its real estate properties at the times and at the prices it expects; and other risks identified in Part I, Item 1A of the Company’s Annual Report for the year ended December 31, 2021 and in Part II, Item 1A of the Company’s Quarterly Report for the period ended March 31, 2022. Forward-Looking Statements 3

W W W . K B S . C O M Important Disclosures The board of directors and a special committee composed of all of the independent directors of the Company has undertaken a review of various strategic alternatives available to the Company and expects to approve the sale of all of the Company’s assets and the dissolution of the Company pursuant to the terms of a plan of complete liquidation and dissolution (a “Plan of Liquidation”). Once approved by the board of directors, a Plan of Liquidation will be submitted to our stockholders for approval. Although the Company is actively developing a Plan of Liquidation, there can be no assurance of the ultimate timing of the Company’s liquidation. Once developed and approved by the board of directors a Plan of Liquidation and certain other proposals to be voted on, will be submitted to the stockholders for their consideration at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). In connection with a Plan of Liquidation, the Company will file a proxy statement for the Annual Meeting with the SEC. The definitive proxy statement will be sent or given to the Company’s stockholders and will contain information about the proposals to be voted on by the Company’s stockholders at the Annual Meeting, including information relating to a Plan of Liquidation referenced in the attached presentation. This filing does not constitute a solicitation of any vote or proxy from any stockholder of the Company. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT IS AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS TO BE VOTED ON BY THE COMPANY’S STOCKHOLDERS AT THE ANNUAL MEETING OF STOCKHOLDERS, INCLUDING THE PLAN OF LIQUIDATION. When available, stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (which also will be sent to the REIT’s stockholders), free of charge at the SEC’s website, www.sec.gov, on the Investor Information page of the Company’s website at www.kbsgireit.com, or by directing a request by mail to KBS Growth & Income REIT, Inc., c/o DST Systems, Inc., P.O. Box 219015, Kansas City, MO 64121-9015 or KBS Growth & Income REIT, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105. IMPORTANT INFORMATION FOR STOCKHOLDERS ADDITIONAL INFORMATION AND WHERE TO FIND IT 4 PARTICIPANTS IN THIS SOLICITATION The Company, its directors and executive officers, KBS Capital Advisors, LLC (the “Advisor”), and the Advisor’s officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposals to be voted on at the Annual Meeting of Stockholders, including the Plan of Liquidation. Information regarding the Company, its directors and executive officers and the Advisor is detailed in the proxy statements and Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q previously filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the REIT, its directors and executive officers and the Advisor, including detailed information regarding the interests of such entities or persons in the plan of liquidation, will be included in the Company’s proxy statement in connection with the Annual Meeting when it becomes available. Stockholders may obtain the definitive proxy statement and other relevant documents free of charge as described above.

Portfolio Highlights 5

W W W . K B S . C O M Portfolio Overview1 Geographic Diversification3 1 All information as of March 31, 2022. 2 Leased percentage includes future leases that had been executed but had not yet commenced as of March 31, 2022. 3 Based on occupied square feet as of March 31, 2022. No. of Investment Assets 4 Total Rentable Sq. Ft. 599,030 Wtd Avg Lease Term 3.5 years Economic Occupancy 77.5% Leased Occupancy2 77.5% No. of Tenants 54 Occupied SF Expirations as of March 31, 2022 Key Statistics Leased Occupancy2 3.9% 6.1% 14.7% 33.1% 6.4% 8.3% 13.2% 0.0% 6.5% 0.9% 6.9% 0 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 180,000 200,000 Sq u ar e Fe et 6 As of March 31, 2022 OR 25% TX 44% IL 31% 51.8% 100.0% 82.7% 100.0% 50% 60% 70% 80% 90% 100% Commonwealth (224,122 RSF) Offices at Greenhouse (203,284 RSF) Institute Property (155,385 RSF) 210 W Chicago (16,239 RSF)

W W W . K B S . C O M $52,316 $45,755 $3,577 $0 $0 $0 $0 $20,000 $40,000 $60,000 2022 2023 2024 2025 2026 Thereafter Capital Management Initial Debt Maturities 1 Average cost of debt as of March 31, 2022. Total Debt $101.6 million Average cost of debt1 2.9% per annum Average term to initial maturity 0.77 years Average term to fully extended maturity 1.67 years Interest Rate Exposure ($ in millions) 7 As of March 31, 2022 Floating-Rate Debt (Unswapped) $72 70% Floating-Rate Debt (Fixed through Swap) $30 30%

Property Updates 8

KBS

Offices at Greenhouse
Houston, TX



1 As of March 31, 2022, leased occupancy includes leases that are signed but commencing in the future.

Key Statistics

Rentable SF	Leased Occupancy[1]	Weighted-Avg. Lease Term (Yrs.)
203,284	100%	3.7

Key Tenants

Tenant	Sq. Ft.	% of Property RSF
AECOM	135,727	66.77%
J. Connor Consulting	32,066	15.77%
World Fuel Services	9,149	4.5%

Property Update

- In the second quarter of 2021, KBS was successful in renewing the property's second largest tenant, J. Connor Consulting (32,066 square feet), securing a lease extension from 2023 to 2031.
- KBS was also able to sign a new 42,000 SF lease with SPB Hospitality for a 65-month term for a portion of the space that will be vacated in 2025 by AECOM. SPB Hospitability is currently subleasing the space from AECOM.

WWW.KBS.COM

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KBS

Commonwealth Building
Portland, OR



Key Statistics

Rentable SF	Leased Occupancy	Weighted-Avg. Lease Term (Yrs.)
224,122	52%	2.7

Key Tenants

Tenant	Sq. Ft.	% of Property RSF
Galois, Inc.	30,997	13.8%
Quantum Spatial	24,350	10.9%
Kennedy Jenks Consultants, Inc.	12,949	5.8%

Property Update

- The Portland market continues to experience social unrest and increased crime resulting in many occupiers leaving the downtown Portland area for suburban options.
- Occupancy has decreased from 87% at the beginning of 2021 to 52% as of March 31, 2022 due to tenants vacating as leases expire—a mixture of work-from-home decisions as well as tenants leaving the CBD and, in many cases, making long-term commitments in suburban locations.
- 46k square feet of leases are expiring over the next 12 months and KBS continues to work toward securing lease extensions where possible.

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W W W . K B S . C O M The board of directors and a special committee composed of all of the independent directors of the Company has undertaken a review of various strategic alternatives available to the Company and expects to approve the sale of all of the Company’s assets and the dissolution of the Company pursuant to the terms of a plan of complete liquidation and dissolution (a “Plan of Liquidation”). Once approved by the board of directors, a Plan of Liquidation will be submitted to our stockholders for approval. The Company’s advisor has been working diligently to develop a Plan of Liquidation; however, the impact of the COVID-19 pandemic on a Plan of Liquidation for the Company’s portfolio, as well as lower demand for office space as employees continue to work from home, the rise in interest rates impacting the ability of buyers to obtain favorable financing and continued social unrest in the Portland area where one of the Company’s properties is located, have created significant headwinds to finalizing a Plan of Liquidation. 11 Update on Strategic Alternatives

12 Q&A For additional questions, contact KBS Capital Markets Group Investor Relations (866) 527-4264